As filed with the Securities and Exchange Commission on February 4, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
MICHAEL BAKER CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	25-0927646

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
Airside Business Park, 100 Airside Drive
Moon Township, PA 15108
(412) 269-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
H. James McKnight
Executive Vice-President, Chief Legal Officer & Corporate Secretary
Michael Baker Corporation
Airside Business Park
100 Airside Drive
Moon Township, PA 15108
(412) 269-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David L. DeNinno, Esq.
Reed Smith LLP
Reed Smith Centre, 225 Fifth Avenue
Pittsburgh, PA 15222
(412) 288-3131

Approximate date of commencement of proposed sale to the public: From to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☑	Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each
Class Of Securities		Amount of
To Be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (1)(3)	Registration Fee (4)
Debt securities
Common Stock, par value $1.00 per share
Total	$125,000,000	$14,513

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.

(2)	Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $125,000,000 less the value of securities previously issued hereunder.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2011
Prospectus
$125,000,000
Debt Securities
Common Stock
          We may from time to time offer to sell any combination of debt securities and common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $125,000,000.
          This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
          We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
          Our common stock is quoted on the NYSE Amex Exchange under the symbol “BKR”. On February 3, 2011 the last sale price of our common stock as reported on the NYSE Amex Exchange was $30.10. We recommend you obtain current market quotations for our common stock prior to making an investment decision.
          Investing in our securities involves risks. See “Risk Factors” on page 3.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2011.

ABOUT THIS PROSPECTUS
          This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information,” and “Incorporation of Certain Documents By Reference.”
          We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

PROSPECTUS SUMMARY
          This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision. Unless the context requires otherwise, in this prospectus and the information incorporated herein by reference, the terms “the Company,” “we,” “us” and “our” refer to Michael Baker Corporation, a Pennsylvania corporation.
About the Company
          Through our operating subsidiaries, we provide engineering design and related consulting services expertise for public and private sector clients worldwide. Our business is principally in the United States of America (“U.S.”).
          Our primary markets include Aviation, Defense, Facilities, Geospatial Information Technology, Homeland Security, Municipal & Civil, Pipelines & Utilities, Rail & Transit, Transportation and Water. Among the services the Company provides to clients in these markets are project and program management, design-build (for which we only provide the design portion of services), construction management and inspection, consulting, planning, surveying, mapping, geographic information systems, architectural, interior design, site planning and design, constructability reviews, site assessment and restoration, strategic regulatory analysis and compliance.
          We have designed a wide range of projects, such as highways, bridges, airports, busways, corporate headquarters, data centers, correctional facilities and educational facilities. We also provide services in the water/wastewater, pipeline, emergency and consequence management, resource management, and telecommunications markets. Our business is susceptible to upward and downward fluctuations in federal and state government spending.
          Our transportation services have benefited from the U.S. federal government’s SAFETEA-LU legislation in recent years and the American Recovery and Reinvestment Act of 2009 (Stimulus). Additionally, we have benefited from increased federal government spending in the Department of Defense (DoD) and the Department of Homeland Security (“DHS”), including FEMA, US-VISIT and the U.S. Coast Guard. We partner with construction contractors to pursue selected design-build contracts which continue to be a growing project delivery method within the transportation and civil infrastructure markets.
          We were founded in 1940 and organized as a Pennsylvania corporation in 1946. Our principal executive offices are located at Airside Business Park, 100 Airside Drive, Moon Township, PA 15108, and our telephone number is (412) 269-6300. Our website address is www.mbakercorp.com. The information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS
          You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, and under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2009 as amended by our Current Report on Form 8-K filed with the Securities and Exchange Commission December 22, 2010, each of which are incorporated by reference in this prospectus, before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements concerning our future operations and performance. Forward-looking statements are subject to market, operating and economic risks and uncertainties that may cause our actual results in future periods to be materially different from any future performance suggested herein. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “estimates,” “should,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Such factors include, but are not limited to the following:
•	the events described in the “Risk Factors” section of this prospectus and any prospectus supplement;

•	increased competition;

•	increased costs;

•	changes in general market conditions;

•	changes in industry trends;

•	changes in the regulatory environment;

•	changes in our relationship and/or contracts with the Federal Emergency Management Agency (“FEMA”) and/or other U.S. Federal Government Departments and Agencies;

•	changes in anticipated levels of government spending on infrastructure, including the Safe, Accountable, Flexible, Efficient Transportation Equity Act — A Legacy for Users (“SAFETEA-LU”) and the American Recovery and Reinvestment Act of 2009;

•	changes in loan relationships or sources of financing;

•	changes in management;

•	changes in information systems; and

•	the restatement of financial results.
          The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the Securities and Exchange Commission, including the information under “Item 1A. Risk Factors” of Part I of our annual report on Form 10-K for the fiscal year ended December 31, 2009. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Private Securities Litigation Reform Act of 1995. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We caution you not to place undue reliance on our forward-looking information and statements. We do not undertake any obligation to revise or update publicly any forward-looking information and statements for any reason. All forward-looking statements attributable to us are expressly qualified by our cautionary statements.

USE OF PROCEEDS
          Unless otherwise indicated in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities by us under this prospectus for general corporate purposes, including capital expenditures and working capital. We may also use a portion of the net proceeds from the sale of the securities by us under this prospectus to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Pending the uses described above, we intend to invest the net proceeds in highly rated bonds and money market funds in accordance with our investment policy. We will set forth in a prospectus supplement relating to a specific offering our intended uses for the net proceeds to be received from our sale of securities in that offering.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table contains our ratio of earnings to fixed charges for the periods indicated. You should read these ratios in conjunction with our financial statements including the notes to those statements incorporated by reference into this Prospectus.

						Nine Months Ended
	2005	2006	2007	2008	2009	September 30, 2010
						(unaudited)
Ratio of Earnings to Fixed Charges	5.1	2.3	5.4	7.8	8.2	7.0

PLAN OF DISTRIBUTION
          We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:
•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; and/or

•	directly to one or more purchasers in those jurisdictions which we are authorized to do so.
          We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
          We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on the NYSE Amex Exchange, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
          If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
          If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
          We will disclose in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
          The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
          We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
          The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
          To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF DEBT SECURITIES
          The debt securities covered by this prospectus will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.
          The following is a summary of the most important provisions and definitions of the indenture. For additional information, you should look at the indenture that is filed as an exhibit to the registration statement which includes the prospectus.
     General
          Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
          We are not limited as to the amount of debt securities we may issue under the indenture, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. The prospectus supplement will set forth:
•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.
          Unless otherwise specified in the prospectus supplement:
•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple thereof.
          Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.
     Exchange and Transfer
          Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
          We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
          In the event of any potential redemption of debt securities of any series, we will not be required to:
•	issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
          We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     Global Securities
          The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.
          No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor qualified to act as a depositary within 90 days of such event;

•	we execute and deliver to the trustee a certificate that such global security shall be exchangeable;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement occur.
          As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.
          Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
          Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
          Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
     Payment and Paying Agent
          The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

          We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
          All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
     Consolidation, Merger and Sale of Assets
          Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:
•	the successor is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.
     Events of Default
          Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:
          (1) failure to pay principal of or any premium on any debt security of that series when due;
          (2) failure to pay any interest on any debt security of that series within 30 days following the due date;
          (3) default in the performance or breach of any covenant or warranty in the indenture continued for 90 days after being given the notice required in the indenture;
          (4) our bankruptcy, insolvency or reorganization; and
          (5) any other event of default specified in the prospectus supplement.
          An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
          If an event of default, other than an event of default described in clause (4) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately.
          If an event of default described in clause (4) above shall occur, the principal amount of and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
          At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, by written notice to us and the trustee, rescind and annul such declaration if all events of default, other than the non-payment of accelerated principal and interest, if any, have been cured or waived.

          Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee satisfactory indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
          A holder will not have any right to institute any proceeding with respect to the indentures, or to appoint a receiver or a trustee, or to any other remedy under the indentures, unless:
          (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
          (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and
          (3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.
          Holders, however, have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment without following the procedures listed in (1) through (3) above.
          We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.
     Modification and Waiver
          Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
          However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment or modify any of the redemption provisions of any debt security.
          Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:
•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

•	to conform the text of the indentures to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indentures;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.
          The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
     Satisfaction and Discharge; Defeasance
          We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.
          The indenture contains a provision that, unless otherwise provided by the terms of the applicable series of debt securities, permits us to elect:
•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and from the consequences of a default or event of default resulting from a breach of all covenants other than the obligation to pay principal and interest.
          To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This deposit may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.
          If any of the above events occurs, the holders of debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
     Notices
          Notices to holders will be given by mail to the addresses of the holders in the security register.
     Governing Law
          The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
     Subordinated Debt Securities
          Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that the trustee may make payments to holders of monies deposited with it as described under “Satisfaction and Discharge; Defeasance”). The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
          Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.
          We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:
•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).
          We may resume payments and distributions on the subordinated debt securities:
•	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

          No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.
          If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full of all unpaid senior indebtedness in cash or payment satisfactory to the holders of senior indebtedness (except that the trustee may make payments to holders of monies deposited with it as described under “Satisfaction and Discharge; Defeasance”).
          In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
          On September 30, 2010, the Company entered into a new Credit Agreement. The Company’s new Credit Agreement is with a consortium of financial institutions and provides for an aggregate commitment of $125.0 million revolving credit facility with a $50 million accordion option through September 30, 2015. The new arrangement increases the Company’s credit capacity by $65 million. The Credit Agreement includes a $5.0 million swing line facility and $20.0 million sub-facility for the issuance of letters of credit. As of September 30, 2010, there were no borrowings outstanding under the Credit Agreement and outstanding letters of credit were $8.1 million. The Agreement contains usual and customary provisions regarding acceleration. In the event of certain defaults by the Company under the credit facility, the lenders will have no further obligation to extend credit and, in some cases, any amounts owed by the Company under the credit facility will automatically become immediately due and payable. Additionally, the Credit Agreement limits subordinated indebtedness, to amounts not exceeding $20.0 million in the aggregate at any time. As of September 30, 2010, the Company was in compliance with the covenants under the Credit Agreement.
          We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
     Certain Definitions
          “indebtedness” means:
          (1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;
          (2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
          (3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
          (4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

          (5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;
          (6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
          (7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and
          (8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.
          “senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:
•	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries, if any; and

•	the subordinated debt securities.
          “designated senior indebtedness” means any of our senior indebtedness that expressly provides that it is “designated senior indebtedness” for purposes of the indenture (provided that the instrument, agreement or other document creating or evidencing such senior indebtedness may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness).

DESCRIPTION OF COMMON STOCK
          The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, and By-laws, as amended, copies of which are on file with the Commission as exhibits to annual reports previously filed by us. See “Where You Can Find More Information.”
     General
          The Company’s Articles of Incorporation, as amended, authorize the issuance of 50,000,000 shares of common capital stock, par value $1.00 per share, divided into two series, consisting of 44,000,000 shares of common stock and 6,000,000 shares of series B common stock. As of January 31, 2011, we had 9,222,814 shares of common stock outstanding and no shares of series B common stock outstanding.
     Voting Rights
          Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders and each share of series B common stock entitles the holder thereof to ten votes on all such matters. All matters submitted to a vote of shareholders are voted upon by holders of common stock and series B common stock voting together except that (i) holders of common stock and series B common stock are entitled to vote separately as a class on certain extraordinary transactions involving the Company or on certain amendments to the Articles of Incorporation of the Company, and (ii) holders of common stock, voting separately as a class, are entitled to elect one-fourth of the directors to be elected at a meeting (other than directors whom future holders of Preferred Stock may have the right to elect), rounded, if necessary, to the next highest whole number. Holders of common stock vote together with the holders of series B common stock on the election of the remaining directors (other than those electable by future holders of Preferred Stock).
          Holders of common stock and series B common stock have cumulative voting rights in the election of directors, including, in the case of holders of common stock, directors elected by such holders voting separately as a class. Cumulative voting entitles each shareholder to that number of votes in the election of directors as is equal to the number of shares which he holds of record (multiplied by ten, in the case of series B common stock) multiplied by the total number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees as he chooses.
          Under its Articles of Incorporation the Company is not permitted to issue any additional shares of series B common stock, except out of treasury, without the approval of a majority of the votes of the outstanding shares of common stock and series B common stock, each voting separately as a class, except for (i) contributions to the Company’s Employee Stock Ownership Plan or any comparable successor plan (the “ESOP”), (ii) sales by the Company to the ESOP for cash, or (iii) issuances in the event of any stock splits or stock dividends on the series B common stock. With the approval of shareholders, shares of series B common stock could be issued for any proper corporate purpose. All shares of series B common stock received by the Company upon conversion thereof into common stock will (if permitted by law) become authorized but unissued shares, unless the Board of Directors provides by resolution that any or all of such shares may not be reissued.
          If at any time (i) the number of outstanding shares of series B common stock as reflected on the stock transfer books of the Company falls below 5% of the aggregate number of issued and outstanding shares of the common stock and series B common stock, or (ii) the Board of Directors and the holders of a majority of the outstanding shares of series B common stock approve the conversion of all of the series B common stock into common stock then, immediately upon the occurrence of either such event, the outstanding shares of series B common stock shall be converted into shares of common stock. In the event of such a conversion, certificates formerly representing outstanding shares of series B common stock will thereafter be deemed to represent a like number of shares of common stock.

     Dividends
          Dividends may be declared by the Board of Directors and paid on the Company’s common stock and series B common stock out of funds legally available therefor in accordance with the provisions of the Pennsylvania Business Corporation Law (the “PBCL”); subject, however, to the rights of the holders of any preferred stock.
          Each share of common stock is entitled to receive cash dividends of no less than cash dividends to series B common stock and in all other cases will be equal in respect of dividends and other distributions in stock or property of the Company (including distributions upon liquidation of the Company). However, in the case of dividends or other distributions payable on the common stock and the series B common stock in common capital stock of the Company, including distributions pursuant to stock splits or dividends, only common stock will be distributed with respect to common stock and only series B common stock will be distributed with respect to series B common stock. In no event will either common stock or series B common stock be split, divided or combined unless the other is split, divided or combined equally.
     Liquidation
          In the event of the liquidation of the Company, the holders of the common stock and series B common stock would be entitled to share ratably in the net assets of the Company available for distribution after satisfaction of the rights of the holders of any Preferred Stock.
     Rights and Preferences
          Neither the common stock nor the series B common stock carries any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company. At the option of the holder, each outstanding share of series B common stock is convertible at any time into one share of common stock without cost to the shareholder.
     Fully Paid and Nonassessable
          All the issued and outstanding shares of the common stock are, and the shares registered hereunder will be, when issued and paid for, validly issued, fully paid and non-assessable.
     Articles of Incorporation and Bylaw Provisions
          See “Certain Provisions of Pennsylvania Law and of the Company’s Articles of Incorporation and By-laws — Anti-Takeover Effects of Provisions of Our Articles of Incorporation, as Amended, Our By-laws, as Amended and Pennsylvania Law” for a description of provisions of our articles of incorporation, as amended, and by-laws, as amended, which may have the effect of delaying changes in our control or management.
          Transferability
          Shares of common stock are freely transferable. Series B common stock is only transferable by a shareholder to or among such holder’s spouse, certain of such holder’s relatives, certain trusts established for their benefit, such holder’s estate and the employee stock option plan or any successor plan and trust. Shareholders who desire to sell their shares of series B common stock may convert those shares into an equal number of shares of common stock and sell the shares of common stock. Any transfer of shares of series B common stock not permitted under the Articles of Incorporation results in the conversion of the shares of series B common stock into shares of common stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Company.

          Rights Agreement
          In 1999, the Board of Directors adopted a Rights Agreement (the “Rights Agreement”). In connection with the Rights Agreement, the Company declared a distribution of one Right (a “Right”) for each outstanding share of common stock to shareholders of record at the close of business on November 30, 1999. The Rights will become exercisable after a person or group, excluding the Company’s Baker 401(k) Plan, (“401(k) Plan”) has acquired 25% or more of the Company’s outstanding common stock or has announced a tender offer that would result in the acquisition of 25% or more of the Company’s outstanding common stock. The Board of Directors has the option to redeem the Rights for $0.001 per Right prior to their becoming exercisable. On November 5, 2009, the Company extended the term of the Rights Agreement by three years. The Rights will now expire on November 16, 2012, unless they are earlier exchanged or redeemed.
          Assuming the Rights have not been redeemed, after a person or group has acquired 25% or more of the Company’s outstanding common stock, each Right (other than those owned by a holder of 25% or more of the common stock) will entitle its holder to purchase, at the Right’s then current exercise price, a number of shares of the Company’s common stock having a value equal to two times the exercise price of the Rights. In addition, at any time after the Rights become exercisable and prior to the acquisition by the acquiring party of 50% or more of the outstanding common stock, the Board of Directors may exchange the Rights (other than those owned by the acquiring person or its affiliates) for the Company’s common stock at an exchange ratio of one share of common stock per Right.
     Listing
          Our common stock is listed on the NYSE Amex Exchange under the symbol “BKR.”
     Transfer Agent and Registrar
          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND OF THE COMPANY’S ARTICLES OF INCORPORATION, AS AMENDED, AND BY-LAWS, AS AMENDED
     Anti-Takeover Effects of Provisions of Our Articles of Incorporation, as Amended, Our By-laws, as Amended and Pennsylvania Law
     General
          Certain provisions of the Company’s Articles of Incorporation, as amended, and By-Laws, as amended, and the PBCL operate with respect to extraordinary corporate transactions, such as mergers, reorganizations, tender offers, sales or transfers of substantially all of the Company’s assets or the liquidation of the Company, and could have the effect of delaying or making more difficult a change in control of the Company in certain circumstances.
     Certain Provisions of the Articles
          “Blank Check” Preferred Stock. The Board of Directors is authorized by the Company’s Articles of Incorporation to designate and issue, without shareholder approval, Preferred Stock with such terms as the Board of Directors may determine. This ability to issue what is commonly referred to as “blank check” Preferred Stock, or rights to acquire such Preferred Stock, may have the effect of delaying, deferring or preventing a change in control of the Company or an unsolicited acquisition proposal.
          Two Tier Voting Rights. The Company has two series of authorized common stock consisting of common stock and series B common stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders and each share of series B common stock entitles the holder thereof to ten votes on all such matters. All matters submitted to a vote of shareholders are voted upon by holders of common stock and series B common stock voting together except that (i) holders of common stock and series B common stock are entitled to vote separately as a class on certain extraordinary transactions involving the Company or on certain amendments to the Articles of Incorporation of the Company, and (ii) holders of common stock, voting separately as a class, are entitled to elect one-fourth of the directors to be elected at a meeting (other than directors whom future holders of Preferred Stock may have the right to elect), rounded, if necessary, to the next highest whole number. Holders of common stock vote together with the holders of series B common stock on the election of the remaining directors (other than those electable by future holders of Preferred Stock). These voting provisions, which are more fully described in this prospectus under the heading “Description of Common Stock,” could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.
     Certain Provisions of the By-Laws
          Calling of Special Meeting. The By-Laws provide that special meetings of the shareholders may only be called by the Chairman of the Board of Directors, the Vice Chairman, or by a majority of the directors in office. The limited ability of shareholders to call a special meeting of the shareholders may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.
          Authority to Fill Board of Directors Vacancies. Under the By-Laws, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by vote of a majority of our directors then in office, even if less than a quorum. The authority of the remaining members of the Board of Directors to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.
          Requirements for Advance Notification of Shareholder Nominations and Proposals. The By-Laws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of the Board of Directors or a committee thereof.
     Certain Provisions of the PBCL
          The Company is governed by a set of interrelated provisions of the PBCL which are designed to support the validity of actions taken by the Board of Directors in response to takeover bids, including specifically the Board’s authority to “accept, reject or take no action” with respect to a takeover bid, and permitting the unfavorable disparate treatment of a takeover bidder. Another provision of the PBCL gives the directors broad discretion in considering the best interests of the corporation, including a provision which permits the Board, in taking any action, to consider various corporate interests, including employees, suppliers, clients and communities in which the corporation is located, the short and long-term interests of the corporation, and the resources, intent and conduct of any person seeking to acquire control of the corporation. These provisions may have the effect of making more difficult and thereby discouraging attempts to acquire control of the Company in a transaction that the Board determines not to be in the best interests of the Company.
          The Company has elected to opt-out of certain antitakeover provisions of the PBCL, including: (i) provisions concerning a “control-share acquisition” in which the voting rights of certain shareholders of the corporation (specifically, a shareholder who acquires 20%, 33 1/3% or 50% or more of the voting power of the corporation) are conditioned upon the consent of a majority vote at a meeting of the independent shareholders of the corporation after disclosure by such shareholder of certain information, and with respect to which such shareholder is effectively deprived of voting rights if consent is not obtained; (ii) provisions pursuant to which any profit realized by a “controlling person or group,” generally defined as a 20% beneficial owner, from the disposition of any equity securities within twenty- four months prior to, and eighteen months succeeding, the acquisition of such control is recoverable by the corporation; and (iii) provisions pursuant to which any holder of voting shares of a registered corporation who objects to a “control transaction” (generally defined as the acquisition by a person or group (the “controlling person or group”) that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of the directors of the corporation) is entitled to make a written demand on the controlling person or group for payment of the fair value of the voting shares of the corporation held by the shareholder. The Company’s Board of Directors believed that there was a risk that one or more of these provisions could be inadvertently triggered by the normal activities of the Company and its principal shareholders and that, therefore, it was in the best interests of the Company to opt-out of these provisions.

LEGAL MATTERS
          Reed Smith LLP will issue an opinion about certain legal matters with respect to the securities.
EXPERTS
          The Company’s financial statements, incorporated in this Prospectus by reference to the Company’s Current Report on Form 8-K filed December 22, 2010, and the related financial statement schedule, incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
          The financial statements of Stanley Baker Hill, LLC incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K, have been audited by Schneider Downs & Co., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
          Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the PBCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
          We file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009 (except for Items 7 and 8 which have been updated with the financial statements included in our Current Report on Form 8-K filed December 22, 2010);

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2010;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2010;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2010;

•	our current reports on Form 8-K filed on May 5, 2010, May 28, 2010, October 6, 2010, and December 22, 2010;

•	our current report on Form 8-K/A filed on July 15, 2010;

•	our definitive proxy statement on Schedule 14A filed on April 16, 2010 and additional definitive proxy soliciting materials filed on May 7, 2010;

•	any description of the common stock which is contained in a registration statement filed by the Company pursuant to the Exchange Act, including any amendment or report filed for the purposes of updating such description; and

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.
          To the extent that any information contained in any filings we have made or will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.
          These documents may also be accessed on our website at www.mbakercorp.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
          We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Michael Baker Corporation
Airside Business Park
100 Airside Drive
Moon Township, PA 15108
Attention: Corporate Secretary
(412) 269-6300

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
          The registrant will bear all expenses of this offering. The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

Amount
Securities and Exchange Commission filing fee	$14,513
NYSE Amex Exchange listing fee	10,000
Legal fees and expenses	35,000
Blue sky qualification fees and expenses	5,000
Printing and engraving expenses	10,000
Accounting fees and expenses	17,000
Transfer Agent and registrar fees	5,000
Trust fees and expenses	5,000
Miscellaneous expenses	5,000

Total	$106,513
          All of the amounts shown are estimates, except for the SEC registration fee.
Item 15. Indemnification of Directors and Officers.
          Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the PBCL provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
          PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:
          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or
          (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or
          (3) by the shareholders.

          Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation. PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
          PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.
          Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the subchapter governing indemnification shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs and personal representatives of such director, officer, employee or agent.
          The Company’s Articles of Incorporation. Article VI, Section 2 of the Company’s Articles of Incorporation (the “Indemnification Article”) provides that, except as prohibited by law, every director and officer of the Company is entitled as of right to be indemnified by the Company against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, by reason of such person being or having been a director or officer of the Company or of a subsidiary or serving or having served at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity; provided, that there exists no right of indemnification with respect to an action initiated by a director or officer against the Company other than an action for indemnification against the Company. The Indemnification Article does not apply to any action filed prior to January 27, 1987.
          The Indemnification Article further provides that every indemnitee shall be entitled as of right to have his or her expenses in defending any action or proceeding, or in initiating and pursuing any action or proceeding against the Company for indemnification or advancement of expenses, paid in advance by the Company prior to final disposition of any such action or proceeding, provided that the Company receives a written undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for such expenses.
          If a written claim for indemnification or for advancement of expenses is not paid within thirty days after it is received by the Company, the director or officer submitting the claim may bring suit against the Company to enforce payment of the claim and, if successful in whole or in part, may also recover the expenses of the suit. While it will be a defense to any such suit that the conduct of the director or officer was such that Pennsylvania law would prohibit indemnification, the burden of proving this defense will be on the Company. Neither a failure by the Company to determine that indemnification is proper in the circumstances nor an actual determination by the Company that the indemnitee’s conduct was such that indemnification would be prohibited by law will be a defense to such suit or create a presumption that the conduct of the indemnitee was such that the indemnification would be prohibited by law.

          The Indemnification Article further provides that the right to indemnification and the advancement of expenses shall be treated as contractual rights of persons entitled to indemnification and shall not be deemed exclusive of any other rights of indemnification which a person seeking indemnity may have under any agreement, bylaw or charter provision, vote of stockholders or directors or otherwise.
          The Indemnification Article provides that the Company may purchase and maintain insurance to protect itself and any person entitled to indemnification against any liability or expense asserted against or incurred by such person, whether or not the Company would be permitted to indemnify against such liability or expense by law or under the Indemnification Article. Future changes in Pennsylvania law expanding or contracting the scope of permissible indemnification would automatically expand or contract the scope of indemnification authorized by the Indemnification Article. However, any amendment or repeal of the Indemnification Article would not limit the rights of directors or officers to be indemnified with respect to acts or omissions which occurred prior to the change.
          The Company’s former bylaw providing for indemnification applies to all actions, suits or proceedings commenced against directors or officers prior to January 27, 1987 and to the extent the PBCL does not permit the Indemnification Article to apply to the same, to any breach of performance of duty or any failure of performance of duty by any director or officer which occurred prior to January 27, 1987. It provides for indemnification to the maximum extent permitted by the PBCL.
          As permitted by PBCL Section 1713, the articles of incorporation and bylaws of the Company also provide that, to the fullest extent the laws of the Commonwealth of Pennsylvania in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Company will be personally liable for monetary damages for any action taken, or failure to take any action, as a director. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, state or local law. Under the PBCL, a director may be so protected from personal liability for such action or inaction unless (a) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interest of the Company and with such care, including reasonable inquiry, skill and diligence as a person of ordinary prudence would use under similar circumstances, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. In carrying out the duties referred to in clause (a) of the preceding sentence, a director is entitled to rely in good faith on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared by one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in such matters, counsel, public accountants and other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person or a committee of the Board upon which the director does not serve, duly designated in accordance with law, as to matters within such committee’s designated authority, if the director reasonably believes the committee merits confidence. A director is not considered to be acting in good faith if he has knowledge concerning the matter in question which would render his reliance to be unwarranted. The amendments concerning personal liability for monetary damages do not apply to any action filed prior to January 27, 1987 nor to any breach of performance or failure of performance of duty occurring prior to January 27, 1987.
          The Company has purchased director and officer liability insurance. Such insurance covers its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933, as amended. Under this type of insurance, the Company would receive reimbursement for amounts as to which the directors and officers would be indemnified under the Indemnification Article. The insurance would also provide certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification under the Indemnification Article.
          The Company may from time to time enter into indemnification and insurance agreements with present and future directors and such other officers, employees and agents of the Company and its subsidiaries as shall be designated from time to time by the Board of Directors. Each indemnification and insurance agreement will only apply to actions commenced after the date of any such agreement; such actions may, however, arise from acts or omissions occurring before the date of such agreement.

          The form of indemnification and insurance agreement provides essentially the same rights to indemnification against expenses and liability, advancement of expenses and partial indemnification as are provided in the Indemnification Article, except that a contractee has the additional right to cause judgment to be confessed against the Company if expenses are not advanced by the Company within 30 days after a written request by the contractee. In addition, such agreement provides that expenses may be advanced to a contractee before payment is reasonably expected to be made to the contractee under an insurance policy or a security arrangement established by the Company subject to an undertaking by the contractee to reimburse the Company for the amount advanced upon receipt of such amount by the contractee pursuant to the insurance policy or security arrangement.
          Further, the form of indemnification and insurance agreement provides that if the full indemnification claimed by the contractee may not be paid by the Company to the contractee because such indemnification is prohibited under Pennsylvania law and the Company has been found to be jointly liable with the contractee as to the matter of which indemnification was sought (or would be so liable if the Company were joined in such matter), the contractee has a right to contribution from the Company for the amount of any expenses or liability incurred by the contractee as to such matter based on the relative benefits received by the Company and the contractee from the transaction from which the liability arose and the relative fault of the Company (including the Company’s other directors, officers, employees or agents) and the contractee in connection with the events which resulted in such expenses or liability, as well as other relevant equitable considerations.
          Separately, the form of indemnification and insurance agreement, while not requiring the Company to maintain the director and officer liability insurance in effect at the time the agreement is entered into with a contractee, provides that if such insurance is not maintained, the Company will in effect become a self-insurer by providing the same insurance benefits that would have been provided had the insurance been continued. Since the Company may purchase insurance against certain types of liabilities, such as liabilities under the Federal securities laws, for which the Company might not be able to provide indemnification, this contract right may have the effect of providing broader payment rights than would be available under the Indemnification Article should the Company fail to maintain its director and officer liability insurance.
          Under the form of indemnification and insurance agreement, a contractee is entitled to the rights to indemnification for expenses and liability, advancement of expenses and liability, contribution and payment for failure to maintain insurance provided by such agreement notwithstanding any amendment or repeal of the Indemnification Article. In addition, although a change in Pennsylvania law restricting indemnification rights would automatically restrict the indemnification rights provided under the Indemnification Article, the form of indemnification and insurance agreement provides that a change in law restricting indemnification rights will not affect the indemnification rights of a contractee unless the law so requires.
Item 16. Exhibits.
          The exhibits are as set forth in the Exhibit Index.
Item 17. Undertakings.
          (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
     Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
     (g) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania, on this 4th day of February, 2011.

MICHAEL BAKER CORPORATION
By:	/s/ Bradley L. Mallory
Bradley L. Mallory
President and Chief Executive Officer

Power of Attorney
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Bradley L. Mallory and H. James McKnight his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Richard L. Shaw Richard L. Shaw	Chairman of the Board and Director	February 4, 2011

/s/ Bradley L. Mallory Bradley L. Mallory	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2011

/s/ Michael J. Zugay Michael J. Zugay	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 4, 2011

/s/ James M. Kempton James M. Kempton	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	February 4, 2011

/s/ Robert N. Bontempo Robert N. Bontempo	Director	February 4, 2011

/s/ Nicholas P. Constantakis Nicholas P. Constantakis	Director	February 4, 2011

/s/ Robert H. Foglesong Robert H. Foglesong	Director	February 4, 2011

Signature	Title	Date
/s/ Mark E. Kaplan Mark E. Kaplan	Director	February 4, 2011

/s/ John E. Murray, Jr. John E. Murray, Jr.	Director	February 4, 2011

/s/ Pamela S. Pierce Pamela S. Pierce	Director	February 4, 2011
/s/ David N. Wormley David N. Wormley	Director	February 4, 2011

Exhibit Index

Exhibit
Number		Document
1.1*		Form of Underwriting Agreement

4.1		Restated Articles of Incorporation

4.2		By-laws, as amended, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 29, 2009, and incorporated herein by reference.

4.3		Form of the Registrant’s Common Stock Certificate

4.4	(a)
Rights Agreement dated November 16, 1999, between us and American Stock Transfer and Trust Company, as Rights Agent, filed as Exhibit 4.1 to our Report on Form 8-K dated November 16, 1999, and incorporated herein by reference.

4.4	(b)
Amendment to Rights Agreement dated November 5, 2009, between us and American Stock Transfer and Trust Company, as Rights Agent, filed as Exhibit 4.1 to our Report on Form 8-K dated November 5, 2009, and incorporated herein by reference.

4.5*		Form of Debt Security

4.6		Form of Indenture, between the Company and one or more trustees to be named

5.1		Opinion of Reed Smith LLP

12.1		Statement of Computation of Ratios

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Independent Registered Public Accounting Firm

23.3		Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1		Powers of Attorney (included in the signature pages hereto).

25.1*		Statement of Eligibility of Trustee on Form T-1

99.1		Unaudited Pro Forma Condensed Combined Financial Information

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with the offering of the securities.